UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

WELLESLEY BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35352	45-3219901
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

40 Central Street, Wellesley, Massachusetts, 02482
(Address of principal executive offices) (Zip Code)

(781) 235-2550
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of the Company was held on May 22, 2013.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:
	FOR	WITHHELD	BROKER NON-VOTES
Theodore F. Parker	1,654,438	68,249	586,443
Leslie B. Shea	1,654,906	67,781	586,443
Robert L. Skolnick	1,655,209	67,478	586,443
2.	The appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the stockholders by the following vote:
FOR	AGAINST	ABSTAIN
2,308,242	752	135
There were no broker non-votes on the proposal.
3.	The shareholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,515,661	968,490	58,117	586,443
4.	The shareholders voted, on an advisory basis, in favor of holding a shareholder advisory vote on the compensation of the named executive officers every two years as set forth below:
ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
667,220	968,490	35,693	46,596	586,443
The board of directors determined that an advisory vote on the approval of the compensation of the named executive officers will be included every two years in the Company’s proxy materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLESLEY BANCORP, INC.

Date:	May 28, 2013	By:	/s/ Thomas J. Fontaine
Thomas J. Fontaine
President and Chief Executive Officer